UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 4, 2005 (March 29, 2005)

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 29, 2005, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Toys “R” Us, Inc. (the “Company”) approved the following compensation arrangements affecting its executive officers:

(a)        Bonuses Approved for Executive Officers

The Committee authorized the payment of annual and fourth quarter incentive awards to each of the Company's executive officers in respect of performance during the year ended January 29, 2005, subject to certification of the financial statements by the Company's auditors.  The incentive awards were calculated from formulas established by the Committee in 2004 related to the achievement of performance goals with respect to sales and operating earnings at various divisional levels and for the Company as a whole, as well as certain personal objectives.  Bonuses will be paid as soon after April 15, 2005 as the financial certifications are available.  The bonuses reflect the financial results that are expected to be contained in the certified financial results, subject to certain specified adjustments.  To the extent the certified financial results result in lower bonus amounts based on applicable formulas, the bonuses will be appropriately reduced.  The following table sets forth cash payments approved for the Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executive Officers") in respect of the Company's achievement of annual and fourth quarter financial objectives and the officers' achievement of personal objectives in fiscal year 2004:

John R. Eyler, Jr.

$2,287,353

Richard L. Markee

$1,261,560

Christopher K. Kay

$991,186

John Barbour

$980,700

James E. Feldt

$578,431

The foregoing table does not include incentive payments for the first, second and third quarters of fiscal year 2004, which were paid previously, based on the achievement of sales goals applicable to such quarters.

(b)        Performance Restricted Stock Units for Executive Officers

In 2004, the executive officers were granted performance restricted stock units representing the right to earn restricted shares of common stock of the Company on April 1, 2005 depending on the Company's achievement of earnings targets for fiscal year 2004, subject to certain specified adjustments.  On March 29, 2005, the Committee certified the achievement of such earnings targets, which resulted in the executive officers earning restricted stock at the level of 200% of the target award.  Such restricted shares are scheduled to vest as to 50% each on April 1, 2006 and 2007, but they would vest in full upon the closing of the proposed sale of the Company during 2005.  The following table sets forth the number of shares of restricted stock earned by the Named Executive Officers in respect of their 2004 grants of performance restricted stock units:

John R. Eyler, Jr.

50,000 shares

Richard L. Markee

21,876 shares

Christopher K. Kay

14,376 shares

John Barbour

7,500 shares

James E. Feldt

7,500 shares

(c)        Performance Targets Established for First and Second Quarters of Fiscal Year 2005

On March 29, 2005, the Committee set performance goals for the first and second quarters of fiscal year 2005.  Such goals were based on target sales at various divisional levels and for the Company as a whole.  These sales targets will be used in connection with the calculation of bonuses, which will be paid to employees of the Company, including executive officers, upon the completion of the first and second quarters of fiscal year 2005.  Bonuses are calculated as a percentage of base salary.  The applicable percentages remain unchanged from the percentages applicable to the various classifications of officers in fiscal year 2004.  Participants can receive a bonus if the Company meets threshold, target, exceptional or maximum attainments, as established by the Committee.

(d)        Profit Sharing Contribution Approved for Fiscal Year 2004

The Committee approved a basic profit-sharing contribution by the Company to the Company’s “TRU” Partnership Employees’ Savings and Profit Sharing Plan of 6% of the Company’s pre-tax earnings for the fiscal year ended January 29, 2005, not to exceed 10% of the Company’s payroll.

(e)        CEO’s Waiver of Receipt of Stock Options

Pursuant to his Retention Agreement with the Company, dated January 6, 2000, John H. Eyler, Jr., the Company’s Chief Executive Officer, is entitled to receive, as of April 1 each year, stock options to acquire not less than 300,000 shares of common stock of the Company.  In light of the anticipated sale of the Company, at the request of the Committee, Mr. Eyler waived his rights to the stock options that would have been granted to him on April 1, 2005.  A copy of his memorandum to the Committee evidencing such waiver is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

Exhibit	Description

10.1	Memorandum to Compensation and Organizational Development Committee of the Board of Directors, dated March 29, 2005, from John H. Eyler, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE April 4, 2005	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Memorandum to Compensation and Organizational Development Committee of the Board of Directors, dated March 29, 2005, from John H. Eyler, Jr.